U.S. SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                             FORM 8 KSB

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

                      October 10, 1997
                       (Date of Report)

                         Midland, Inc.
     (Exact Name of Registrant as specified in its charter)

                            Colorado
          (State or other jurisdiction of incorporation)

            0 20697                      Applied For
   (Commission File Number)  (IRS Employer Identification Number)

            3863 Princess Lane, Dallas, Texas 75229
   (Address of principal executive offices including zip code)

                          (214) 357 3324
       (Registrant's telephone number including area code)

          12528 Kirkham Ct., Nos. 6 & 7, Poway, CA 92064
   (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant.

See Item 2, below.

Item 2. Acquisition or Disposition of Assets.

On October 10, 1997 (the Closing Date), Registrant, Midland, Inc., executed, delivered and closed under a Plan and Agreement of Purchase (the Purchase Agreement) with the shareholders (the Shareholders) of New Departure Corporation, a Texas corporation (the Subsidiary), and the Subsidiary itself whereby Registrant acquired from the Shareholders all of the outstanding proprietary interest of the Subsidiary, thereby making New Departure Corporation a wholly owned subsidiary of Registrant.

Registrant issued and caused to be delivered to the Shareholders, immediately subsequent to the Closing Date, 70,000 shares of its previously authorized Series B Preferred Stock (Series B Preferred Stock). The Series B Preferred Stock consists of 149,259 shares, with each outstanding share (i) to be automatically converted into 150 shares of Common Stock on October 1, 1998, or sooner at the election of the holder, (ii) being entitled to 150 votes on each matter submitted to the shareholders of Registrant, with certain super majority provisions being applicable in certain instances, (iii) not being entitled to a liquidation preference, (iv) not being redeemable and (v) not being entitled to dividends. This series has certain non dilution provisions applicable to it in the event of stock dividends, stock splits and other extraordinary corporate events. The Series B Preferred Stock is considered a common share equivalent and, therefore, Registrant is considered for purposes of applicable securities laws to now have an additional 10,500,000 common shares outstanding under this series of preferred stock.

Immediately following the execution, delivery and consummation of the Purchase Agreement, the board of directors of Registrant (Board of Directors) was reduced to five in number, and joining Messrs. Charles Stidham, Robert W. Marsik, E. Robert Barbee and Arthur Malcolm to fill the remaining empty seat on the board was
R. Wayne Duke. All directors will serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified, or until they earlier resign or are dismissed. No director has any contractual rights to his position.

The newly constituted Board of Directors then appointed (i) Mr. Duke as Chairman of the Board of Directors and as Chief Executive Officer and President, (ii) Mr. Marsik as Executive Vice President, and (iii) Mr. Mark S. Pierce as Secretary. The board elected to defer the decision of who would serve Registrant as Chief Financial and Accounting Officer and Treasurer.

The Shareholders and the Subsidiary on the Closing Date undertook to deliver audited financial statements of the Subsidiary as of and for the period beginning at inception of the Subsidiary up to and including September 30, 1997, all as required by applicable securities laws.

The Subsidiary is in the bearing and power transmission business and is a start up company. A division of the Subsidiary will lease Bearings and Power transmission equipment to large corporations and provide a software interchange program to distributors on a lease program. Another division of the Subsidiary will acquire obsolete inventory from distributors and liquidate inventory through an interchange program.

As a result of the acquisition of the Subsidiary, Registrant now has the following outstanding securities: (i) 2,575,217 shares of Common Stock; (ii) Bridge Loan Options which, upon exercise, will require the issuance of up to an additional 1,150,980 shares of Common Stock and additional Series A Warrants, each of which warrants will allow for the acquisition of one additional share of Common Stock; (iii) 117,396 shares of Series A Preferred Stock which, upon conversion and assuming no dividends, will require the issuance of approximately 4,108,860 shares of Common Stock, and additional Series A warrants, each of which warrants will allow for the acquisition of one additional share of Common Stock; and (iv) 70,000 shares of Series B Preferred Stock which, upon conversion and assuming no dividends, will require the issuance of approximately 10,500,000 additional shares of Common Stock. Registrant does not have a sufficiently authorized capitalization to provide for the exercise and/or conversion of all of the foregoing securities, and will, therefore, call and hold a shareholders' meeting for the purpose of increasing its capitalization. The Series A and B Preferred Stock, given their terms and conditions, are considered to be a part of the same class of securities as the Common Stock for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 144 thereunder; thus, as of the date of this report, there were considered to be approximately 17,184,077 shares of Common Stock outstanding.

Item 3. Bankruptcy or Receivership.

Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5. Other Events.

None.

Item 6. Resignation of Registrant's Directors.

Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits.

The financial statements required under this item will be filed within the time frame set forth in Form 8 KSB.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDLAND, INC.
(Registrant)

By: /s/ R. Wayne Duke
       R. Wayne Duke,
Chief Executive Officer


DATE: October 10, 1997
                            EXHIBITS


Exhibit 1. Plan and Agreement of Purchase between registrant and the shareholders of New Departure, Inc.

Exhibit 2. Series B Preferred Stock Provisions



            EXHIBIT 1. PLAN AND AGREEMENT OF PURCHASE


               PLAN AND AGREEMENT OF PURCHASE

This Plan and Agreement of Purchase entered into in Dallas, Texas this the 7th day of October 1997, between Midland, Inc., a Colorado corporation (Midland or, in the alternative, {Purchaser), New Departure corporation, a Texas corporation (New Departure or, in the alternative, Acquired Corporation") and the shareholders of Acquired Corporation, all as listed on the signature page hereto by name (collectively, the Shareholders).

The Purchaser will acquire from the Shareholders all of the issued and outstanding shares of capital stock of the Acquired Corporation, in exchange solely for shares of voting stock of the Purchaser. Under this Plan, the Acquired Corporation will become a subsidiary of the Purchaser. New Departure is in the Bearing and Power Transmission Business and is a start up company. A division of New Departure will lease Bearings and Power transmission equipment to large corporations and provide a software interchange program to distributors on a lease program. Another division of New Departures will acquire obsolete inventory from distributors and liquidate it through its interchange program.

                            ARTICLE I
                    EXCHANGE OF CAPITAL STOCK

          Transfer of Acquired Corporation's Capital Stock

1.01 Subject to the terms and conditions of this Agreement, each Shareholder of the Acquired Corporations will transfer and deliver to the Purchaser on the Closing Date 100% of their certificates for shares of Capital Stock of and in New Departure, duly endorsed in blank.

                  Consideration for Transfer

1.02 In exchange for all shares transferred by the Shareholders pursuant to Paragraph 1.01, the Purchaser will forthwith issue and cause to be delivered to the Shareholders, at or immediately subsequent to the Closing Date, 70,000 shares of Series B Preferred Stock. The shares of Series B Preferred Stock shall be convertible into 150 Shares of Common Stock for each share of Preferred B stock at any time, at the option of the Holder, after the Charter of Midland is amended to authorize the issuance of Fifty Million (50,000,000) shares of Common Stock. Such amendment shall be filed as soon as possible after this transaction closes. Until such time as the holders of Preferred B convert they shall be allowed to vote said preferred at any shareholders meeting as if it had been converted. (I.E. Each share of Preferred B shall be entitled to a vote of 150 shares of Common at any and all shareholders meetings)

                          Closing Date

1.03 Subject to the conditions precedent set forth in this Agreement, and the other obligations of the parties set forth in the Agreement, the Plan of Purchase shall be consummated at Dallas, Texas, on or before October 10th 1997, at 10:00 o'clock A.M. Consummation shall include the delivery by the Shareholders of the Acquired Corporation, all of their shares of Capital Stock of the Acquired Corporation, as provided in Paragraph 1.01 of this Agreement, and the delivery by the Purchaser of its shares of Preferred Stock, as provided in Paragraph 1.02 of this Agreement. The date of the consummation of this Agreement is referred to as the Closing Date. It is agreed that Mr. R. Wayne Duke shall be appointed to the board of Midland and shall be elected Chairman/ CEO of Midland as soon as the transaction closes. Mr. Robert W. Marsik shall remain as a member of the board and shall be appointed Executive Vice President of Midland. Messrs. E. Robert Barbee, Arthur Malcolm and Charles Stidham shall remain as a member of the board of Midland as well. Mr. Mark S. Pierce will remain Secretary of Midland.

                           ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF ACQUIRED CORPORATION

          Organization and Standing of Acquired Corporation

2.01 New Departure is a corporation duly organized, validly existing, and in good standing under the laws of Texas, with corporate power to own property and carry on their business as it is now being conducted. Copies of the articles of incorporation of New Departure, that have been certified by the Secretary of New Departure and delivered to the Purchaser, are complete and accurate as of the date of this Agreement. New Departure, is qualified to transact business as foreign corporation and is in good standing in all jurisdictions in which its principal properties are located or are not required to be qualified as a foreign corporation to transact business in any other jurisdiction.

                          Subsidiaries

2.02 New Departure has no subsidiaries.

                        Capitalization

2.03 New Departure has an authorized capitalization of 500,000 shares, and as of the date of this Agreement Two Hundred (200) shares are issued and outstanding, fully paid, and non assessable. There are no outstanding subscriptions, options, contracts, commitments, or demand relating to the authorize but unissued stock of New Departure or other agreements of any character under which New Departure would be obligated to issue or purchase shares of its capital stock.

                      Financial Statements

2.04 (a) A Balance Sheet and Operating Statements for the period beginning at inception and ending on September 30, 1997, shall be prepared by New Departure and reported on and audited by an acceptable accounting firm of auditors within 75 days of the Closing Date. All the audited financial statements described in this Paragraph will be prepared in conformity with generally accepted accounting principles, applied on a consistent basis, and present fairly the financial position of New Departure as of and for the period ended September 30, 1997. The financial statements and opinions will conform with the requirements of Regulation S X and Form 8 KSB.

                Operations Since Balance Sheet

2.05 Since its Balance Sheet date of September 30, 1997, New Departure has not, and prior to the Closing Date will not, have:
(a) issued or sold any stock, bond, or other corporate securities; (b) except for liabilities incurred and obligations entered into in the ordinary course of business, incurred any obsolete or contingent obligation, including long term debt; (c) except for liabilities shown on the balance sheet and current liabilities incurred since that date in the ordinary course of business, discharged or satisfied any lien or encumbrance, or paid any obligation or liability; (d) mortgage, pledged, or subjected to lien any of its assets except in the ordinary course of business; (e) except in the ordinary course of business, sold or transferred any of its tangible assets, or canceled any debts or claims, or waived any rights of substantial value; (f) sold, assigned, or transferred any patents, formulas, trademarks, trade names, copyrights, licenses, or other intangible assets; (g) incurred any materially adverse losses or damage, or become involved in any strikes or other labor disputes; or (h) entered into any transaction other than in the ordinary course of business, except for the transaction that is the subject matter of this Agreement.

                          Title to Assets

2.06 The Acquired Corporation has good and marketable title to all its assets specified in the schedule described in Paragraph 2.07, all of which will be reflected in the balance sheet dated September 30, 1997. All such assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, or restriction except those that: (a) will be disclosed on the Balance Sheet as securing specified liabilities; (b) are disclosed in the Schedule of Assets listed in Paragraph 2.07; and
(c) do not materially adversely affect the use of the asset. The assets of New Departure are in good condition and repair, except for reasonable wear and tear.

                       Schedule of Assets

2.07 Prior to the Closing Date, the Acquired Corporation will have delivered to the Purchaser a separate Schedule of Assets, specifically referring to this paragraph, containing a true and complete: (a) legal description of all real property owned by New Departure or in which New Departure has a leasehold interest;
(b) aged list of accounts receivable as of the Closing Date; (c) list of all capitalized machinery, tools, equipment, and rolling stock owned by New Departure that sets forth any liens, claims, encumbrances, charges, restrictions, covenants, and conditions concerning the listed items; (d) description of all machinery, tools, equipment, and rolling stock in which New Departure has a leasehold interest, with a description of each interest; (e) a true and complete list of all patents, patent licenses, trademarks, trademark registrations, trade names, copyrights, and copyright registrations owned by New Departure; (f) list of all fire and other casualty and liability policies of New Departure in effect at the time of delivery of such schedule; and (g) all software products, including source codes.

2.08 (a) Except as set forth in the Balance Sheet of New Departure Corporation, dated September 30, 1997, described in Paragraph 2.05, New Departure presently has no outstanding indebtedness other than liabilities incurred in the ordinary course of business or in connection with this transaction. New Departure is not in default with respect to any terms or conditions of any indebtedness. (b) New Departure has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against New Departure.

                            Litigation

2.09 (a) New Departure is not a party to, nor has it been threatened with, any litigation or governmental proceeding that, if decided adversely to them, would have a material adverse effect on the transaction contemplated by this Agreement, or on the financial condition, net worth, prospects, or business of New Departure. To the best of the Acquired Corporation's knowledge, it is not aware of any facts that might result in any action, suit, or other proceeding that would result in any material adverse change in the business or financial condition of New Departure. (b) To the best of its knowledge, New Departure is not infringing on or otherwise acting adversely to any copyrights, trademark rights, patent rights, or licenses owned by any other person, and there is not pending claim or threatened action with respect to such rights. New Departure is not obligated to make any payments in the form of royalties, fees, or otherwise to any owner or of any patent, trademark, trade name, or copyright.

            Compliance With Law and Other Instruments

2.10 The business operation of New Departure has been and is being conducted in accordance with all applicable laws, rules, and regulations of all authorities. New Departure is not in violation of, or in default under, any terms or provision of its Articles of Incorporation, its Bylaws, or of any lien, mortgage, lease, agreement, instrument, order, judgment, or decree, or any other type of restriction that would prevent consummation of the exchange of securities contemplated by this Agreement.

                      Contractual Obligations

2.11 New Departure is not a party to or bound by any written or oral: (a) contract not made in the ordinary course of business;
(b) contract with any labor union other than in the ordinary course of business; (c) bonus, pension, profit sharing, retirement, stock option, hospitalization, group insurance, or similar plan providing employee benefits other than in the ordinary course of business; (d) any real or personal property lease or lessor other than in the ordinary course of business;
(e) advertising contract or contract for public relations services other than in the ordinary course of business; (f) purchase, supply, or service contracts in excess of $10,000 each, or in the aggregate of $100,000 for all such contracts other than in the ordinary course of business; (g) deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement subjecting any of assets or properties of New Departure to a lien, encumbrance, or other restriction other than in the ordinary course of business; (h) term contract continuing for a period of more than 1 years that is not terminable without liability to New Departure or its successors other than in the ordinary course of business; or (i) contract that (1) contains a predetermination of price or similar type of provision; or (2) provides for a fixed price for goods or services sold. New Departure has performed all obligations required to be performed by it to date and is not in material default under any of the contracts, leases, or other arrangements by which it is bound. None of the parties with whom New Departure has contractual arrangements are in default of their obligations.

                     Changes in Compensation

2.12 Since the Balance Sheet date of September 30, 1997, New Departure has not granted any general pay increase to employees or changed the rate of compensation, commission, or bonus payable to any officer, employee, director, agent, or stockholder other than in the normal course of business.

                          Inventories

2.13  Since the Balance Sheet date of September 30, 1997,  New
Departure has continued to replenish its inventories in the customary manner of entities engaged in the business New
Departure conducts, and will continue to do so until the Closing
Date.

                             Records

2.14 All of the account books, minute books, stock certificate books, and stock transfer ledgers of New Departure are complete and accurate.

                       No Brokers or Finders

2.15 All negotiations on the part of the Shareholders related to this Agreement have been accomplished solely by the Shareholders without the assistance of any person employed as a broker or finder. The Shareholders have done nothing to give rise to any valid claims against New Departure for a brokers commission, finder's fee, or any similar charge.

                              Taxes

2.16 New Departure has filed all income tax returns and, in each jurisdiction where qualified or incorporated, all income tax and franchise tax returns that are required to be filed. New Departure have paid all taxes as shown on the returns as has become due, and have paid all assessments received that have become due.

                         Full Disclosure

2.17 As of the Closing Date the Acquired Corporation will have disclosed all events, conditions, and facts materially affecting the business and prospects of New Departure. The Acquired Corporation has not withheld knowledge of any events, conditions, and facts that it has reasonable grounds to know may materially affect the business and prospects of New Departure. None of the representations and warranties made by the Acquired Corporation in this Agreement or set forth in any other instrument furnished to Purchaser contained any untrue statement of a material fact, or fails to state a material fact.
                           ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PURCHASER

                Organization and Standing of Purchaser

3.01 Midland is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with corporate power to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation of Midland have been certified by the Secretary of State of Colorado, will be delivered to the Acquired Corporation, and are complete and accurate as of the date of this
Agreement.   Midland is qualified as a foreign corporation to
transact business in  other jurisdictions.

                          Subsidiaries

3.02   Midland one subsidiary,  known as Americas's Coffee Cup,
Inc.,  which is also a Colorado corporation.

                         Capitalization

3.03 Midland has an authorized capitalization of 10,000,000 shares of common stock of the par value of $0.40 per share. Midland will amend its charter to increase the authorized to 50,000,000 as soon as possible after the closing of this transaction. There will be at the Closing Date no outstanding options, contracts, calls, commitments, or demands relating to the authorized but unissued stock of Midland except as follows:
(a) 2,575,217 shares of common stock issued and outstanding in the hands of the public; (b) 1,150,980 shares of common stock of the Purchaser underlying certain "Bridge Loan Options" issued in connection with Purchaser's recently completed public offering, as well as 2,635,650 warrants underlying said options, each of which allow the acquisition of one share of Purchaser's common stock; (c) 1,890,000 shares of common stock underlying the shares of Series A Preferred Stock issued to the persons purchasing said shares in Purchaser's recently completed public offering, as well as 2,700,000 warrants underlying said preferred shares, each of which allow the acquisition of one share of Purchaser's common stock; and (d) 2,218,860 shares of common stock underlying the 63,396 shares of Series A Preferred Stock issued subsequent to the recent public offering and 3,169,800 warrants underlying said series A Preferred Shares. Midland has 1,000,000 shares of preferred stock authorized, of which approximately 117,396 shares have been issued. Other than as set forth above, there are no other outstanding options, calls, contracts or commitments relating to authorized but unissued Common or Preferred Stock, except the shares of Series B preferred to be issued herein.

                      Financial Statements

3.04 Midland has delivered to the Acquired Corporation the balance sheet of Midland of June 30, 1997 and the related statements of income and retained earnings of Midland for the period ended June 30, 1997, all of which are true as of the signing of this agreement. The December 31, 1996, 10 KSB and the Prospectus dated August 14, 1996, have also been delivered to the Shareholders. All the financial statements listed in this Paragraph present fairly the financial condition of Midland at the specified dates and the results of its operations for the period specified. The statements were prepared in accordance with generally accepted accounting principles applied in a manner consistent with prior accounting periods.

            Financial Condition Since Balance Sheet Date

3.05 Since the Balance Sheet date of June 30, 1997, there are changes, events, and conditions that have occurred that materially and adversely affect the financial condition, assets, business, or prospects of Midland, and said conditions have been disclosed.

                        Title to Assets

3.06 All book assets of Midland are in existence in its possession, are in good condition and repair, and conform to all applicable zoning and building laws and ordinances. Midland has good and marketable title to all of its assets and, except as shown on its financial statements as of June 30, 1997 holds such assets subject to no mortgage, lien, or encumbrance.

                   Status of Transferred Shares

3.07 The shares of stock of Midland that are to be issued and delivered to Shareholders pursuant to the terms of this agreement will be validly authorized and issued, and will be fully paid and non assessable. No shareholder of Midland will have any preemptive right of subscription or purchase with respect to the shares to be transferred.

                          Indebtedness

3.08 Except as set forth in the balance sheet of Midland of June 30, 1997, there is not outstanding indebtedness other than liabilities incurred in the ordinarily course of business or in connection with this transaction. Midland is in default with respect to terms and conditions of indebtedness related to Brothers Coffee and Ralph's Supermarkets on rent and the judgment in favor of Brothers, Abraham & Christiansen and Daymar.

                            Litigation

3.09 Midland is not a party to, nor had it been threatened with any litigation or governmental proceeding that could have a material, adverse effect on the transaction contemplated by this Agreement or on the financial condition of Midland other than Matossin, Abraham and Christensen and Restaurant Blend and Daymar Corporation.

                      Purchaser's Authority

3.10 The execution and performance of this Agreement have been duly authorized by all requisite corporate action to allow the Series B Preferred Stock to be issued, including the voting and conversion rights and subject to shareholder approval shall increase the authorized Common Stock to 50,000,000. This Agreement constitutes a valid and binding obligation of Midland in accordance with its terms. No provision of the Articles of Incorporation, Bylaws, minutes, share certificates, or contracts prevents Midland from delivering good title to its shares of Midland capital stock in the manner contemplated by this Agreement.

                             Brokers

3.11 Midland has not retained nor otherwise utilized the services of any broker or finder in connection with the transaction contemplated by this Agreement. Midland has done nothing to give rise to any valid claims against the Acquired Corporation for a brokerage commission, finder's fee, or any similar charge.

                          ARTICLE IV
          SURVIVAL OF WARRANTIES AND LIABILITIES

    Nature and Survival of Representations and Warranties

4.01 All statements of fact contained in this Agreement, or in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of New Departure and Midland pursuant to this agreement shall be deemed representations and warranties made by any such party, respectively, to each other party under this agreement. The covenants, representations, and warranties of the parties and the shareholders shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties and the shareholder for a period of one (1) year following the Closing Date.

                   Indemnification; Expenses

4.02 The Acquired Corporation shall pay its own expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including but not limited to all fees and expenses of its counsel and accountants. Whether or not this Agreement is terminated, each of the parties shall bear all expenses incurred by it in connection with this Agreement and in the consummation of the transactions contemplated by and in preparation for the Agreement.

                      Minority Shareholders

4.03 All shareholders of the Acquired Corporation shall have no liability under this Agreement for any breach of the representations or warranties made by New Departure under this Agreement.

                            ARTICLES V
               COMPLIANCE WITH SECURITIES LAWS

        Unregistered Stock Under Federal Securities Act

5.01 Each shareholder of the Acquired Corporation acknowledges that the shares of the Purchaser's Stock to be delivered to the Shareholder pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the 1933 Act), and that, therefore, the stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act and the rules of the Securities and Exchange Commission interpreting the 1933 Act. The provisions contained in the Paragraph 9.01 are intended to ensure compliance with the 1933 Act.

               No Distribution of Stock to Public

5.02 Each shareholder of the Acquired Corporation represents and warrants to the Purchaser that the shareholder is acquiring the shares of the Purchaser's Stock under this Agreement for the shareholder's own account for investment, and not for the purpose of resale or any other distribution of the shares. Each shareholder also represents and warrants that the shareholder has no present intention of disposing of all or any part of such shares at any particular time, for any particular price, or on the happening of any particular circumstances. Each shareholder acknowledges that the Purchaser is relying on the truth and accuracy of the warranties and representations set forth in this Paragraph in issuing the shares without first registering the shares under the 1933 Act.

          No Transfers in Violation of the 1933 Act

5.03 Each shareholder of the Acquired Corporation covenants and represents that none of the shares of Midland Stock that will be issued to the shareholder pursuant to this Agreement, will be offered, sold, assigned, pledged, transferred, or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the Securities and Exchange Commission under the 1933 Act. Therefore, each shareholder agrees not to sell or otherwise dispose of any of the shares of the Purchaser's Stock received pursuant to this Agreement unless the shareholder: (a) has delivered to the Purchaser a written legal opinion in form and substance satisfactory to counsel for the Purchaser to the effect that the disposition is permissible under the terms of the 1933 Act and regulations interpreting the 1933 Act; (b) has complied with the registration and prospectus requirements of the 1933 Act relating to such a disposition; or (c) has presented the Purchaser satisfactory evidence that such a disposition is exempt from registration under Section 4(1) of the 1933 Act. The Purchaser shall place a stop transfer order against transfer of the shares until one of the conditions set forth in this subparagraph has been met.

                Investment Legend on Certificate

5.04 Each shareholder of the Acquired Corporation agrees that the certificates evidencing the shares the shareholder will receive under this Agreement will contain substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IS IN EFFECT FOR THE SECURITIES, OR ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS IN FACT APPLICABLE TO SUCH OFFER OR SALE.

                Indemnification by Shareholders

5.05 If any time in the future any of the shareholders of the Acquired Corporation sell or otherwise dispose of any of such shares of Common Stock received from the purchaser without registration under the 1933 Act or any similar federal statute that may then be in effect, such shareholder agrees to indemnify and hold harmless the Purchaser against any claim, liabilities, penalties, costs, and expenses that may be asserted against or suffered by the Purchaser as a result of the such disposition.

                       Future Registration

5.06 If within three (3) years after the Closing Date the Purchaser decides to file a registration statement under the 1933 Act, covering a sale by the Purchaser or a shareholder of the Purchaser of shares of the Purchaser's Common Stock for cash, the Purchaser will mail to each shareholder written notice of its intent to file such a registration statement. If a shareholder delivers a written request to the Purchaser within twenty (20) days after the mailing of such notice setting forth the number of shares of Common Stock the shareholder intends to dispose of, the purchaser agrees to use its best efforts to include such shares of each shareholder in the registration statement. However, the Purchaser shall not be so obligated to register the shares if in the opinion of counsel for the Purchaser such shares may be disposed of without compliance with the registration and prospectus requirements of the 1933 Act. If, in spite of the best efforts of the Purchaser, the inclusion of all of the shares that each shareholder intends to sell is not acceptable to the managing underwriter or underwriters of the offering, the Purchaser may limit the number of shares of each shareholder to be sold to ten percent (10% of the total number of shares being offered in the registration statement. If the offering is not completed within ninety (90) days after the effective date of the registration statement, the Purchaser shall be entitled to de register any unsold portion of such shares. The manner and conduct of any such registration, including the contents of such registration statement and of any related underwriting or other agreements shall be entirely in the control and discretion of the purchaser. Each shareholder agrees to cooperate with the Purchaser in the preparation and filing of any registration statement prepared and filed under this Subparagraph. The Purchaser shall bear all out of pocket expenses except for registration fees incurred in performing the obligations under this Subparagraph except that each shareholder shall make the customary agreements, representations, warranties, and indemnification's to the underwriters in any such offering with respect to any shares included at the shareholder's request.

                         Securities Act

5.07 It is agreed that the consummation of this Agreement is not subject to issuance by the Texas of Colorado Securities
Commissioner of any permit and any other requirements of Texas or Colorado law applying to the issuance and transfer of the Purchaser's stock in exchange for shares of Capital Stock of New
Departure.

                           ARTICLE VI
                          MISCELLANEOUS

                           Amendment

6.01 This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the President of New Departure and the President of Midland provided it has been approved by the Shareholders of each party.

                  Extension of Time; Waiver

6.02 Either New Departure or Midland may, in writing: (a) extend the time for the performance of any of the obligations of any other party to the Agreement; (b) waive any inaccuracies and misrepresentations contained in this Agreement or any document delivered pursuant to the Agreement made by any other party to the Agreement; (c) waive compliance with any of the covenants or performance of any obligations contained in this Agreement by any other party to the Agreement; and/or (d) waive the fulfillment of any condition precedent to the performance by any other party to the Agreement.

         Assignment; Binding Nature; Beneficiaries

6.03 (a) Neither this entire Agreement nor any right created by the Agreement shall be assignable by either New Departure or Midland without the prior written consent of the other, except by the laws of succession. (b) Except as limited by the provisions of subparagraph (a), this Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties, as well as the parties. (c) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

                             Notices

6.04 Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, provided that the communication is addressed:

(a)  In the case of New Departure Corporation, to:
PO Box 29415
Dallas, TX 75229 0415

or to such other person or address designated by New Departure
Corporation to receive notice.

(b)  In the case of  Midland, to:

Mark S. Pierce
1999 Broadway, Ste. 3235
Denver, Colorado 80202

or to such other person or address designated by Midland, Inc. to receive notice.

                             Headings

6.05 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                         Entire Agreement

6.06 This instrument and the exhibits to this instrument contain the entire, and supersedes any previous agreements, Agreement between the parties with respect to the transaction contemplated by the Agreement. It may be executed in any number of counterparts by the aggregate of the counterparts together constitute only one and the same instrument.

                  Effect of Partial Invalidity

6.07 In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability enforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal, or unenforceable provisions.

                         Controlling Law
6.08 The validity, interpretation, and performance of this agreement shall be controlled by and construed under the laws of the state of Texas, the State in which this Agreement is being executed.

                        Attorney's Fees

6.09 If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this Paragraph or may be enforced in a separate action brought for determining attorney's fees.

                     Specific Performance

6.10 The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of the other parties' failure to perform any of the obligations under this Agreement. Therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

Executed on the 7h  day of October, 1997, in Dallas Texas.

PURCHASER:  Midland, Inc.


By:/s/ Robert W. Marsik
      Robert W. Marsik, President


ACQUIRED CORPORATION: New Departure Corporation


By: /s/ R. Wayne Duke
      R. Wayne Duke, President


THE SHAREHOLDERS:

SPRING VALLEY TRUST
By: /s/ R. Wayne Duke
       R. Wayne Duke, Trustee


SPRING VALLEY TRUST II


By: /s/ R. Wayne Duke
      R. Wayne Duke, Trustee


              EXHIBIT 2 PREFERRED STOCK PROVISIONS



   SERIES B: CONVERTIBLE, VOTING PREFERRED STOCK PROVISIONS

The Series B Convertible, Voting Preferred Stock (the Preferred Stock or the Series B Preferred Stock) shall consist of one (1) series of One Hundred Forty Nine Thousand Two Hundred and Fifty Nine (149,259) shares of the preferred stock of America's Coffee Cup, Inc., d/b/a Wayward Ventures, Inc. (the Company), with each share to be identical to every other in all respects. The following sets forth the provisions of the Series B Preferred Stock.

Part 1:  Dividends

Dividend Obligation.  The holders of the issued and outstanding
Series B Preferred Stock shall not be entitled to receive any dividends on their shares of stock.

Part 2:  Conversion

(2.01) Conversion Price and Automatic Conversion. Each share of outstanding Series B Preferred Stock is convertible into One Hundred Fifty (150) shares of the common stock of the Company (the Conversion Amount and the Company, respectively) at any time prior to October 1,1998, at the sole option of the holder of each share of Series B Preferred Stock. On October 1, 1998, the Series B Preferred Stock shall automatically convert into One Hundred fifty (150) shares of Common Stock.

(2.02) Exercise Procedure. Any share of Series B Preferred Stock shall be deemed to have been exercised when the Company shall have received the certificate evidencing such shares appropriately endorsed to reflect conversion thereof, whereupon the Company shall issue the shares of Common Stock to which the exercising shareholder is entitled.

(2.03) Reservation of Shares. The Company shall at all times reserve and keep available for the purpose of effecting the conversion of the Series B Preferred Stock the full number of shares of Common Stock then deliverable upon the conversion of all shares of the then outstanding Series B Preferred Stock.

(2.04) Fractional Shares. No fractional share of Common Stock shall be issued upon conversion of a Series B Preferred Stock share, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay to the holder an amount equal to the book value allocable to the fractional share of Common Stock which would have otherwise been issued, as determined using Generally Accepted Accounting Principles.

(2.05) Payment of Taxes. The Company shall pay any and all taxes that may be required in respect of the issuance or delivery of Common Stock on conversion of a share of Series B Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Stock in a name other than that in which the shares being converted were registered, and no such issuance or delivery shall be made unless and until the person requesting such has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(2.06) Registration, Approval and Listing. If any shares of Common Stock required to be issued upon conversion of Series B Preferred Stock shall require registration with or approval by any governmental authority under any federal or state law, or listing on any national securities exchange before such shares may be issued, the Company shall, at its own expense, cause the accomplishment of the same, and shall expeditiously work towards accomplishment of the same; however, each holder of Series B Preferred Stock shall be obligated to assist the Company to the fullest extent possible in its endeavors.

(2.07) Delivery of New Certificates. Certificates for Common Stock acquired upon conversion shall be delivered to the holder named therein within 15 business days after exercise and delivery to the Company. Unless all shares of Series B Preferred Stock are converted, the Company shall, within the aforesaid period, prepare a new certificate, substantially identical to that surrendered, representing the balance of the shares previously represented which have not been converted.

(2.08)  Converted Series B Preferred Stock to be Canceled or
Returned to Treasury.   The Company, by resolution of its Board
of Directors, may, in its sole discretion, either cancel or return to treasury any shares of Series B Preferred Stock converted or for any other reason acquired.

Part 3: Redemption

Optional and Mandatory Redemption. No one, including the Company, shall be entitled to redeem the Series B Preferred Stock under any circumstances at any time.

Part 4: Liquidation.

The Series B Preferred Stock shall not be entitled to preferential liquidation rights over any other class or series of stock previously or which may subsequently be issued by the Company.

Part 5: Sinking Fund
The Series B Preferred Stock shall not be entitled to the establishment of any sinking fund for any purpose.

Part 6: Voting Rights

(6.01) General Voting Right. The Series B Preferred Stock shall be entitled to vote on any and all matters which the holders of Common Stock and Series A Preferred Stock are entitled to vote. The Series B Preferred Stock shall vote as a class with the Common Stock and the Series A Preferred Stock on all matters, other than as set forth below in this Part 6, and each outstanding share of Series B Preferred Stock shall be entitled to One Hundred and Fifty (150) votes on each matter submitted for approval.

(6.02) Separate Voting Approval of Series B Preferred Stock Required. As long as any share of Series B Preferred Stock is outstanding, the Company shall not, without the approval of the holders of no less than two thirds (2/3) of the outstanding Series B Preferred Stock:

(a) amend or repeal any revision of, or add any provision to, the articles of incorporation governing the Company, if such action would alter or change the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock;

(b) authorize, create or issue shares of any class of stock having any preference or priority superior to any preference or priority of the Series B Preferred Stock, or authorize, create, or issue shares of stock of any class or any obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of stock of the Company having any such preferences; or

(c) make any provision in the Bylaws governing the Company imposing any restrictions upon the right to transfer or hypothecate the Series B Preferred Stock, except provisions required by the laws of the State of Colorado.

Part 7:  Adjustment of Conversion Amount.

The Conversion Amount shall be subject to adjustment as follows:

(7.01) If prior to the expiration of the conversion period by its terms the Company shall issue any shares of Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, the Conversion Amount shall be increased proportionately.
Conversely, if the Company shall reduce the number of shares of Common Stock outstanding by combining such shares into a smaller number of shares, the Conversion Amount shall be decreased proportionately.

(7.02) Notwithstanding the provisions of this Part 7, no adjustments of the Conversion Amount shall be made whereby such amount is adjusted in an amount by less than ten shares of Common
Stock, or until the aggregate of such adjustments shall equal or exceed ten shares of Common Stock.

(7.03) No adjustment of the Conversion Amount shall be made as a result of or in connection with the issuance of Common Stock pursuant to (i) options, warrants, and/or share purchase agreements outstanding or in effect on the date hereof (ii) the establishment of additional option or warrant plans of the Company, (iii) the modification, renewal or extension of any plan now in effect or hereafter created, (iv) the issuance of Common Stock on exercise of any options pursuant to such plans, (v) the issuance of Common Stock in connection with an acquisition, consolidation, recapitalization or merger of any type, (vi) compensation or similar arrangements for officers, employees, contractors, consultants or agents of the Company or any subsidiary or (vii) the issuance of Common Stock in private or public offerings.

(7.04) Before taking any action which would cause an adjustment reducing the Conversion Amount to less than the par value of the Common Stock issuable upon conversion of the Series B Preferred Stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non assessable shares of Common Stock at the adjusted Conversion Amount.

Part 8: Additional Provisions.

The Series B Preferred Stock may be subordinated in any respect to the terms and provisions of the Common Stock and to the terms and provisions of any other series of the outstanding preferred stock of the Company which may be issued and become outstanding subsequent to the Series B Preferred Stock, unless specifically provided to the contrary above.